Exhibit 8

January 30, 2008

TIAA-CREF U.S. Real Estate Fund I, L.P.
730 Third Avenue
New York, NY 10017-3206

Ladies and Gentlemen:

We have acted as counsel to the TIAA-CREF USREF I GP, LLC, a Delaware limited liability company that is the general partner (the “General Partner”) of TIAA-CREF U.S. Real Estate Fund I, L.P., a Delaware limited partnership (the“Partnership”), in connection with the preparation and filing by the Partnership with the Securities and Exchange Commission of the Registration Statement (Registration No. 333-141315) on Form S-11 dated March 15, 2007, as amended through the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale by the Partnership of its units of limited partnership interest.

We have examined the Registration Statement and the Amended and Restated Limited Partnership Agreement of the Partnership, filed as Exhibit A to the Registration Statement. Our opinion is also based upon and we have relied upon the certificate executed by a duly authorized officer of the General Partner setting forth certain representations on behalf of the Partnership and the General Partner relating to the proposed method of operation of the Partnership and other matters concerning the Partnership. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Partnership, and have made such other and further investigations, as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such documents. We have assumed that any documents will be executed by the parties in the forms provided to and reviewed by us.

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), rules and regulations promulgated thereunder, published rulings, and court decisions, all as in effect and existing on the date of this letter. We caution that the Code, rules and regulations, published rulings and court decisions are subject to change or to new interpretation,

TIAA-CREFF U.S. Real Estate Fund I, L.P
January 30, 2008

either prospectively or retroactively. Such changes or new interpretations could render this opinion inoperative.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, although the discussion set forth in the Registration Statement under the caption “Certain U.S. Federal Income Tax Considerations” does not purport to discuss all possible U.S. federal income tax considerations of the purchase, ownership, and disposition of interests in the Partnership’s units, such discussion, to the extent that it states matters of U.S. federal law or legal conclusions and subject to the qualifications therein, constitutes the opinion of Mayer Brown. We also confirm our opinions, as expressed in the Registration Statement that (i) the Partnership will be classified as a partnership rather than an as an association taxable as a corporation for U.S. federal income tax purposes and (ii) the Partnership will not be a publicly traded partnership taxed as a corporation for U.S. federal income tax purposes.

We do not express any opinion herein concerning any law other than the federal tax law of the United States.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to our firm under the headings “Certain U.S. Federal Tax Considerations” and “Legal Matters” in the Registration Statement.

Very truly yours, Mayer Brown LLP